KRAMER LEVIN NAFTALIS & FRANKEL llp

Exhibit (i)(2)

Jules Buchwald Phone 212-715-7507 Fax 212-715-9507 jbuchwald@KRAMERLEVIN.com

February 28, 2011

Managed Municipal Fund, Inc.
40 West 57th Street, 18th Floor
New York, NY 10019

Re:	Managed Municipal Fund, Inc.
Post-Effective Amendment No. 30
File No. 33-32819; ICA No. 811-6023

Gentlemen:

We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 30 to Registration Statement No. 33-32819 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

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